Exhibit 1.1

Conformed Copy

The Walt Disney Company

(a Delaware corporation)

Fixed Rate and Floating Rate
Medium-Term Notes, Series F

TERMS AGREEMENT

January 5, 2016

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Attention:  Legal Department

Re:                             Distribution Agreement dated December 6, 2013

Reference is made to the Distribution Agreement dated December 6, 2013 (the “Distribution Agreement”) among The Walt Disney Company, a Delaware corporation (the “Company”), and the other parties thereto, which is incorporated herein by reference.  The several underwriters named below (the “Underwriters”) severally agree to purchase the following respective principal amounts of Medium-Term Notes, Series F, entitled Floating Rate Notes Due 2019 (the “Floating Rate Notes”), 1.650% Notes Due 2019 (the “2019 Notes”), 2.300% Notes Due 2021 (the “2021 Notes”), 3.000% Notes Due 2026 (the “2026 Notes”) and 4.125% Global Notes Due 2044 (the “2044 Notes” and, together with the Floating Rate Notes, the 2019 Notes, the 2021 Notes and the 2026 Notes, the “Notes;” the 2019 Notes, the 2021 Notes, the 2026 Notes and the 2044 Notes are hereinafter called, collectively, the “Fixed Rate Notes”) set forth opposite their names:

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes	Principal Amount of 2026 Notes	Principal Amount of 2044 Notes
Citigroup Global Markets Inc.	$68,000,000	$59,500,000	$127,500,000	$170,000,000	$85,000,000
Deutsche Bank Securities Inc.	68,000,000	59,500,000	127,500,000	170,000,000	85,000,000
Credit Suisse Securities (USA) LLC	68,000,000	59,500,000	127,500,000	170,000,000	85,000,000
Mizuho Securities USA Inc.	68,000,000	59,500,000	127,500,000	170,000,000	85,000,000
RBC Capital Markets, LLC	68,000,000	59,500,000	127,500,000	170,000,000	85,000,000
BNY Mellon Capital Markets, LLC	8,000,000	7,000,000	15,000,000	20,000,000	10,000,000
Santander Investment Securities Inc.	8,000,000	7,000,000	15,000,000	20,000,000	10,000,000
SMBC Nikko Securities America, Inc.	8,000,000	7,000,000	15,000,000	20,000,000	10,000,000
SunTrust Robinson Humphrey, Inc.	8,000,000	7,000,000	15,000,000	20,000,000	10,000,000
U.S. Bancorp Investments, Inc.	8,000,000	7,000,000	15,000,000	20,000,000	10,000,000
Blaylock Beal Van, LLC	4,000,000	3,500,000	7,500,000	10,000,000	5,000,000
C.L. King & Associates, Inc.	4,000,000	3,500,000	7,500,000	10,000,000	5,000,000
Drexel Hamilton, LLC	4,000,000	3,500,000	7,500,000	10,000,000	5,000,000
Great Pacific Securities	4,000,000	3,500,000	7,500,000	10,000,000	5,000,000
Mischler Financial Group, Inc.	4,000,000	3,500,000	7,500,000	10,000,000	5,000,000
Total	$400,000,000	$350,000,000	$750,000,000	$1,000,000,000	$500,000,000

Stated Maturity Date:	Floating Rate Notes: January 8, 2019
2019 Notes: January 8, 2019
2021 Notes: February 12, 2021
2026 Notes: February 13, 2026
2044 Notes: June 1, 2044

Original Issue Date:	January 8, 2016

Trade Date:	January 5, 2016

Public Offering Price:	Floating Rate Notes: 100.000% plus accrued interest, if any, from January 8, 2016
2019 Notes: 99.866% plus accrued interest, if any, from January 8, 2016
2021 Notes: 99.903% plus accrued interest, if any, from January 8, 2016
2026 Notes: 99.600% plus accrued interest, if any, from January 8, 2016
2044 Notes: 100.884% plus accrued interest from and including December 1, 2015 to but excluding the settlement date (totaling $2,119,791.67)

Underwriting Discounts	Floating Rate Notes: 0.200%
and Commissions:	2019 Notes: 0.200%
2021 Notes: 0.350%
2026 Notes: 0.450%
2044 Notes: 0.750%

Price Payable to the	Floating Rate Notes: 99.800%
Company by the	2019 Notes: 99.666%
Underwriters:	2021 Notes: 99.553%
2026 Notes: 99.150%
2044 Notes: 100.134%

Applicable Time:	5:40 p.m. (New York City time) on January 5, 2016

Settlement Date and Time:	January 8, 2016, at 7:00 a.m. Pacific Time

Denominations:	U.S. $2,000 or any integral multiple of U.S. $1,000 in excess of U.S. $2,000

Additional Terms for the Fixed Rate Notes:

Interest Rate:	2019 Notes: 1.650% per annum, accruing from January 8, 2016
2021 Notes: 2.300% per annum, accruing from January 8, 2016

2026 Notes: 3.000% per annum, accruing from January 8, 2016
2044 Notes: 4.125% per annum, accruing from December 1, 2015

Interest Payment Dates:	2019 Notes: Semi-annually on each January 8 and July 8, commencing on July 8, 2016
2021 Notes: Semi-annually on each February 12 and August 12, commencing on August 12, 2016
2026 Notes: Semi-annually on each February 13 and August 13, commencing on August 13, 2016

2044 Notes: Semi-annually on each June 1 and December 1, commencing on June 1, 2016.  Interest payable on the June 1, 2016 interest payment date will include interest accrued from and including December 1, 2015

Day Count Convention:	30/360

The Fixed Rate Notes shall have the further terms set forth in Schedule II hereto or, in the case of the 2044 Notes, Schedule III hereto.

Additional Terms for the Floating Rate Notes:

Interest Rate:

A rate per annum equal to three-month U.S. dollar LIBOR (as defined in the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”)), plus 32 basis points, accruing from January 8, 2016 and reset quarterly, determined as provided in Schedule II hereto and in the Prospectus Supplement

Initial Interest Rate:	As set forth in Schedule II hereto

Interest Payment Dates:	As set forth in Schedule II hereto

The Floating Rate Notes shall have the further terms set forth in Schedule II hereto.

The certificate referred to in Section 6(a) of the Distribution Agreement and the opinions referred to in Section 6(b) of the Distribution Agreement will not be required.  The reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the issuance and sale of the Notes will be paid by the Underwriters.  On the Settlement Date referred to above, the Company shall deliver to the Underwriters a letter, dated the Original Issue Date referred to above and substantially in the form of Schedule I hereto.

Default by One or More of the Underwriters:  If one or more of the Underwriters shall fail at the Original Issue Date referred to above to purchase the Notes which it or they are obligated to purchase under this Terms Agreement (the “Defaulted Notes”), the Representatives (as defined on the signature pages hereof) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                 if the aggregate principal amount of the Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the respective proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the aggregate principal amount of the Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this paragraph shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Terms Agreement, the Representatives or the Company shall have the right to postpone the Original Issue Date for a period not exceeding seven days in order to effect any required changes in the pricing supplement dated January 5, 2016 relating to the Notes or in any other documents or arrangements.

European Economic Area:  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State at any time:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) through (c) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

United Kingdom:  Each Underwriter severally represents and agrees that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Each Underwriter severally represents to and agrees with the Company that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the pricing supplement and accompanying prospectus supplement and prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

Without prejudice to the other provisions of this Terms Agreement and the Distribution Agreement, and except for registration under the Securities Act of 1933, as amended, and compliance with the rules and regulations of the Securities and Exchange Commission thereunder, the Company shall not have any responsibility for, and each Underwriter severally agrees with the Company that such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any foreign jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Notes.

THIS TERMS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING

WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representatives a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

For themselves and as Representatives (the “Representatives”) of the other Underwriters named herein

Accepted and agreed:

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: SVP, Treasurer

SCHEDULE I

January 8, 2016

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters

Gentlemen:

I am Associate General Counsel of The Walt Disney Company, a Delaware corporation (“Disney”), and have acted as such in connection with the issuance and sale by Disney of Medium-Term Notes, Series F, entitled Floating Rate Notes Due 2019 (the “Floating Rate Notes”), 1.650% Notes Due 2019 (the “2019 Notes”), 2.300% Notes Due 2021 (the “2021 Notes”), 3.000% Notes Due 2026 (the “2026 Notes”) and 4.125% Global Notes Due 2044 (the “2044 Notes” and, together with the Floating Rate Notes, 2019 Notes, 2021 Notes and 2026 Notes, the “Notes”) pursuant to the Terms Agreement, dated January 5, 2016 (the “Terms Agreement”), between Disney and each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”).

This letter is being furnished to you pursuant to the Terms Agreement.

In connection with this letter, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for this letter, including (a) the Registration Statement on Form S-3 (Registration No. 333-192690), filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2013 (such Registration Statement (including the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (as defined below) pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (the “Incorporated Documents”)) being hereinafter referred to collectively as the “Registration Statement”), pertaining to Disney’s debt securities and other securities, (b) the Prospectus, dated December 6, 2013 (the “Base Prospectus”), the accompanying Prospectus Supplement, dated December 6, 2013 (the “Prospectus Supplement”) and the Pricing Supplement, dated January 5, 2016 (the “Pricing Supplement”), relating to the Notes, each of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (such Base Prospectus (including the Incorporated Documents), Prospectus Supplement and Pricing Supplement being hereinafter referred to collectively as the “Prospectus”), (c) an executed copy of the Terms Agreement, (d) the Pricing Term Sheet dated January 5, 2016 filed with the Commission as a free writing prospectus pursuant to Rule 433 under the Securities Act of 1933 relating to the Floating Rate Notes, 2019 Notes, 2021 Notes and the 2026 Notes (the “Combined Term Sheet”) and (e) the Pricing Term Sheet dated January 5, 2016 filed with the Commission as a free writing prospectus pursuant to Rule 433 under the Securities Act of 1933 relating to the 2044 Notes (together with the Combined Term Sheet, the “Term Sheets”).

I have made such inquiry of such officers of Disney and its subsidiaries and counsel for Disney and examined such corporate records, certificates of officers of Disney, officers of Disney’s subsidiaries and of public officials and such other documents and such questions of law and fact as I

I-1

have considered necessary or appropriate for the purposes of this letter.  In connection with my participation in the preparation of the Registration Statement, Prospectus and the Term Sheets, I have not verified, independently, nor do I pass upon or assume any responsibility for, explicitly or implicitly, the accuracy, completeness or fairness of the statements contained therein.

Based upon and subject to the foregoing, nothing has come to my attention that leads me to believe that (a) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the Applicable Time specified in the Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of the date of the Terms Agreement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, I express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Trustee’s Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.  As used in this paragraph, “Pricing Disclosure Package” means the Base Prospectus (including the Incorporated Documents) and the accompanying Prospectus Supplement, together with the Term Sheets.

This letter is rendered to you and the Underwriters, in their capacity as Underwriters, in connection with the offering and sale of the Notes, and this letter may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without my prior express written permission.

Very truly yours,

I-2

SCHEDULE II

Filed Pursuant to Rule 433
Registration No. 333-192690
Pricing Term Sheet
January 5, 2016

The Walt Disney Company

Floating Rate Notes Due 2019
1.650% Notes Due 2019
2.300% Notes Due 2021
3.000% Notes Due 2026

This free writing prospectus relates only to the securities of The Walt Disney Company (the “Company”) described below and should be read together with the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”), the accompanying prospectus dated December 6, 2013 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	The Walt Disney Company

Title of Securities:

Floating Rate Notes Due 2019 (the “Floating Rate Notes”)

1.650% Notes Due 2019 (the “2019 Notes”)

2.300% Notes Due 2021 (the “2021 Notes”)

3.000% Notes Due 2026 (the “2026 Notes”)

The 2019 Notes, the 2021 Notes and the 2026 Notes are sometimes referred to as the “Fixed Rate Notes”.  The Floating Rate Notes and the Fixed Rate Notes (collectively, the “Notes”) will be part of a single series of the Company’s senior debt securities under the indenture (as defined in the Prospectus Supplement) designated as Medium-Term Notes, Series F. The Floating Rate Notes, the 2019 Notes, the 2021 Notes and the 2026 Notes are sometimes referred to, individually, as a “tranche” of Notes.

Trade Date:	January 5, 2016

Settlement Date (T+3):	January 8, 2016

Use of Proceeds:

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include among others, the general corporate purposes identified under the caption “Use of Proceeds” in the Prospectus.

Proceeds to the Company:	$2,486,178,500 (after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Floating Rate Notes

Maturity Date:	January 8, 2019

Aggregate Principal Amount Offered:	$400,000,000

Price to Public (Issue Price):	100.000% plus accrued interest, if any, from January 8, 2016

Interest Rate:

A rate per annum equal to three-month U.S. dollar LIBOR (as defined in the Prospectus Supplement) plus 32 basis points, accruing from January 8, 2016 and reset quarterly, determined as provided below and in the Prospectus Supplement.

Redemption:	The Floating Rate Notes will not be subject to redemption at the option of the Company.

Base Rate**:	LIBOR (as defined in the Prospectus Supplement)

Spread**:	Plus 32 basis points

LIBOR Page**:

The display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars

Index Currency**:	U.S. dollars

Index Maturity**:	Three months

Interest Reset Period**:	Quarterly

Interest Reset Dates**:

Each January 8, April 8, July 8 and October 8, commencing April 8, 2016, subject to adjustment as provided in the Prospectus Supplement if any such date is not a “business day” (as defined in the Prospectus Supplement)

Initial Interest Rate**:

The initial interest rate on the Floating Rate Notes, which will be applicable for the period from and including the Settlement Date referred to above to but excluding the interest reset date falling in April 2016, will be a rate per annum equal to LIBOR, determined as of the second “London business day” (as defined in the Prospectus Supplement) preceding such Settlement Date and on the basis of the LIBOR page, index maturity and index currency referred to above, plus the spread referred to above, calculated as provided in the Prospectus Supplement.

Resetting of Interest Rate:

The interest rate on the Floating Rate Notes will be reset on each interest reset date, beginning with the interest reset date falling in April 2016, as provided in the Prospectus Supplement and this Pricing Term Sheet.

Interest Payment Dates:

Interest will be payable quarterly in arrears on each January 8, April 8, July 8 and October 8, commencing on April 8, 2016, subject to adjustment as provided in the Prospectus Supplement if any such date is not a business day, and at maturity.

Regular Record Dates:	Fifteenth day (whether or not a business day) immediately preceding the applicable interest payment date.

**  This term has the meaning set forth in the Prospectus Supplement.

Calculation Agent**:

The calculation of the interest rate on the Floating Rate Notes will be made by Wells Fargo Bank, National Association. Any such calculation by the calculation agent shall be conclusive and binding on the Company, the trustee under the indenture and the holders of the Floating Rate Notes, absent manifest error.

Other Terms:

The Company will not have the option to change the spread or method of calculation of interest on the Floating Rate Notes as described in the Prospectus Supplement under the caption “Description of the Notes—Subsequent Interest Periods.”

Underwriting Discounts and Commissions:	0.200%

CUSIP No.:	25468PDG8

ISIN No.:	US25468PDG81

No Additional Amounts or Tax Redemption:

The provisions described in the Prospectus Supplement under the captions “Description of the Notes — Payment of Additional Amounts” and “Description of the Notes — Redemption for Tax Purposes” will not apply to the Floating Rate Notes.

Form of Floating Rate Notes:

The Floating Rate Notes will be issued in the form of one or more global Floating Rate Notes in book-entry form and will be delivered to investors through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment.

Currency:	The Floating Rate Notes will be denominated and payable in U.S. dollars.

Other:

The Floating Rate Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase Floating Rate Notes at the option of the holders. The Floating Rate Notes are “floating rate notes” as defined in the Prospectus Supplement.

Fixed Rate Notes

Maturity Date:	2019 Notes: January 8, 2019 2021 Notes: February 12, 2021 2026 Notes: February 13, 2026

Aggregate Principal Amount Offered:	2019 Notes: $350,000,000 2021 Notes: $750,000,000 2026 Notes: $1,000,000,000

Benchmark Treasury:	2019 Notes: 1.250% due December 15, 2018 2021 Notes: 1.750% due December 31, 2020 2026 Notes: 2.250% due November 15, 2025

Benchmark Treasury Price and Yield:	2019 Notes: 99-27 ¾; 1.296% 2021 Notes: 100-04+; 1.720% 2026 Notes: 100-01; 2.246%

Spread to Benchmark Treasury:	2019 Notes: plus 40 basis points 2021 Notes: plus 60 basis points 2026 Notes: plus 80 basis points

Price to Public (Issue Price):

2019 Notes: 99.866% plus accrued interest, if any, from January 8, 2016

2021 Notes: 99.903% plus accrued interest, if any, from January 8, 2016

2026 Notes: 99.600% plus accrued interest, if any, from January 8, 2016

Interest Rate:	2019 Notes: 1.650% per annum, accruing from January 8, 2016 2021 Notes: 2.300% per annum, accruing from January 8, 2016 2026 Notes: 3.000% per annum, accruing from January 8, 2016

Interest Payment Dates:

2019 Notes: Semi-annually on each January 8 and July 8, commencing on July 8, 2016
2021 Notes: Semi-annually on each February 12 and August 12, commencing on August 12, 2016
2026 Notes: Semi-annually on each February 13 and August 13, commencing on August 13, 2016

Regular Record Dates:

2019 Notes: June 23 or December 24, as the case may be, immediately preceding the applicable interest payment date

2021 Notes: January 28 or July 28, as the case may be, immediately preceding the applicable interest payment date

2026 Notes: January 29 or July 29, as the case may be, immediately preceding the applicable interest payment date

Underwriting Discounts and Commissions:	2019 Notes: 0.200% 2021 Notes: 0.350% 2026 Notes: 0.450%

CUSIP No.:	2019 Notes: 25468PDH6 2021 Notes: 25468PDJ2 2026 Notes: 25468PDK9

ISIN No.:	2019 Notes: US25468PDH64 2021 Notes: US25468PDJ21 2026 Notes: US25468PDK93

Optional Redemption:

The Fixed Rate Notes of any tranche may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to their stated maturity, at a redemption price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Fixed Rate Notes of such tranche to be redeemed; or

(2)         as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Fixed Rate Notes of such tranche to be redeemed (not including any portion of any payments of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points in the case of the 2019 Notes, 10 basis points in the case of the 2021 Notes or 15 basis points in the case of the 2026 Notes, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the Fixed Rate Notes of such tranche being redeemed to such redemption date.

Notwithstanding the foregoing, installments of interest on the Fixed Rate Notes of any tranche that are due and payable on an interest payment date falling on or prior to a redemption date for the Fixed Rate Notes of such tranche will be payable to the registered holders of such Fixed Rate Notes (or one or more predecessor Fixed Rate Notes of such tranche) of record at the close of business on the relevant regular record date, all as provided in the indenture.

“Treasury Rate” means, with respect to any redemption date for the Fixed Rate Notes of any tranche, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the applicable redemption date. As used in the preceding sentence and in the definition of “Reference Treasury Dealer Quotation” below, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Comparable Treasury Issue” means, with respect to any redemption date for the Fixed Rate Notes of any tranche, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes of such tranche that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Fixed Rate Notes of any tranche, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that redemption date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Mizuho Securities USA Inc. and RBC Capital Markets, LLC and their respective successors appointed by the Company to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any redemption date for the Fixed Rate Notes of any tranche, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Mizuho Securities USA Inc. and RBC Capital Markets, LLC and their respective successors; provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Fixed Rate Notes of any tranche, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Fixed Rate Notes of any tranche to be redeemed. If fewer than all of the Fixed Rate Notes of any tranche and all Additional Notes (as defined in the Prospectus Supplement), if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Fixed Rate Notes of such tranche are to be redeemed at any time, selection of such Fixed Rate Notes and Additional Notes, if any, for redemption will be made by the trustee (as defined in the Prospectus Supplement) by such method as the trustee shall deem fair and appropriate.

Unless the Company defaults in payment of the redemption price, interest on each Fixed Rate Note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

No Additional Amounts or Tax Redemption:

The provisions described in the Prospectus Supplement under the captions “Description of the Notes — Payment of Additional Amounts” and “Description of the Notes — Redemption for Tax Purposes” will not apply to the Fixed Rate Notes.

Form of Fixed Rate Notes:

The Fixed Rate Notes of each tranche will be issued in the form of one or more global Fixed Rate Notes in book-entry form and will be delivered to investors through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment.

Currency:	The Fixed Rate Notes will be denominated and payable in U.S. dollars.

Other:

The Fixed Rate Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase Fixed Rate Notes at the option of the holders. The Fixed Rate Notes are “fixed rate notes” as defined in the Prospectus Supplement.

Other Matters Applicable to all Notes Offered Hereby

Material United States Federal Income Tax Considerations:

For a discussion of the material United States federal income tax considerations related to the acquisition, ownership and disposition of the Notes, please see “Material United States Federal Income Tax Considerations” in the Prospectus Supplement, as supplemented by the discussion in the immediately following paragraphs captioned “Backup Withholding Rates” and “Foreign Account Tax Compliance Act”. The Floating Rate Notes will be “variable rate debt instruments” as described in the Prospectus Supplement under “Material United States Federal Income Tax Considerations — United States Holders — Floating Rate Notes”.

Backup Withholding Rates

The backup withholding rate is currently 28% for payments on the Notes (including gross proceeds from a sale of the Notes) that are subject to backup withholding. The backup withholding rate did not increase to 31% for payments made after December 31, 2010.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), currently apply to payments of interest and will apply to the gross proceeds from the sale or exchange of Notes after December 31, 2018.

Joint Bookrunning Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Credit Suisse Securities (USA) LLC Mizuho Securities USA Inc. RBC Capital Markets, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC Santander Investment Securities Inc. SMBC Nikko Securities America, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Blaylock Beal Van, LLC C.L. King & Associates, Inc. Drexel Hamilton, LLC Great Pacific Securities Mischler Financial Group, Inc.

Concurrent Offering.  Concurrently with the offering of the Notes, the Company is offering $400,000,000 aggregate principal amount of its 4.125% Global Notes Due 2044 (the “Other Notes”) pursuant to a separate pricing term sheet.  Like the Notes, the Other Notes will also be part of a single series of the Company’s senior debt securities under the indenture designated as Medium-Term Notes, Series F.  The Company expects that the proceeds it receives from the offering of the Other Notes will be $500,670,000 (excluding pre-issuance accrued interest and after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Plan of Distribution.  The following information supplements the information appearing under the caption “Plan of Distribution” in the Prospectus Supplement.  Pursuant to a terms agreement dated the date hereof, the joint bookrunning managers, co-managers and junior co-managers (collectively, the “underwriters”) named above, acting as principal, have severally agreed to purchase the Notes and the Other Notes from the Company.  The several obligations of the underwriters to purchase the Notes and the Other Notes are subject to conditions and they are obligated to purchase all of the Notes and the Other Notes if any are purchased.  If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

The Company estimates that expenses of the offering of the Notes and the Other Notes payable by the Company, excluding underwriting discounts and commissions, will be $1,660,000.

Payments on the Notes. The following information supplements and, to the extent inconsistent, supersedes the information appearing in the seventh paragraph under the caption “Description of the Notes — General” in the Prospectus Supplement.  Interest payable and punctually paid or duly provided for on any interest payment date for the Notes of any tranche (including any interest payment date falling on the final maturity date or other maturity (as defined below) of such Notes) will be paid to the persons in whose names such Notes (or one or more predecessor Notes) are registered at the close of business on the regular record date for such Notes (whether or not a business day) next preceding such interest payment date. The Notes of each tranche will be issued in the form of one or more global Notes in book-entry form (“global Notes”) and payments on such global Notes will be made through the trustee to The Depository Trust Company, as depositary for the global Notes.  In the event the Company issues Notes of any tranche in definitive form (“definitive Notes”) in exchange for interests in the global Notes of such tranche under limited circumstances described under “Description of the Notes — Book-Entry Notes and Information Relating to DTC” in the Prospectus Supplement, the Company will pay principal due on the final maturity date of each such definitive Note (or on any prior date on which the principal or an installment of principal of such definitive Note becomes due and payable, whether by declaration of acceleration, call for redemption or otherwise) (each such date, a “maturity”), upon presentation of such definitive Note at the corporate trust office of the trustee or at any other place designated by the Company. Payment of interest due on definitive Notes of any tranche on any interest payment date for the Notes of such tranche will be made at the corporate trust office or at any other place designated by the Company or, at the Company’s option, may be made by check mailed to the addresses of the persons entitled thereto as their addresses may appear in the register of the Notes of such tranche or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date.  Notwithstanding the foregoing, the Company will make payments of interest on any interest payment date to each registered holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency) or more in aggregate principal amount of the Company’s Medium-Term Notes, Series F in definitive form (whether having identical or different terms and provisions and including definitive Notes) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder.

Canada.  The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area.  This free writing prospectus is not a prospectus for purposes of the Prospectus Directive (as defined below) as implemented in Member States of the European Economic Area.  Neither the Company nor the underwriters have authorized, nor does the Company or the underwriters authorize, the making of any offer of the Notes through any financial intermediary other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this free writing prospectus.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State at any time:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) through (c) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

United Kingdom.  Each underwriter severally has represented and agreed that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong.  The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan.  The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore.  The Prospectus Supplement, the Prospectus and this term sheet have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement, the Prospectus and this term sheet and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc. by telephone (toll free) at 1-800-831-9146 or Deutsche Bank Securities Inc. by telephone (toll free) at 1-800-503-4611.

SCHEDULE III

Filed Pursuant to Rule 433
Registration No. 333-192690
Pricing Term Sheet
January 5, 2016

The Walt Disney Company

4.125% Global Notes Due 2044

This free writing prospectus relates only to the securities of The Walt Disney Company (the “Company”) described below and should be read together with the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”), the accompanying prospectus dated December 6, 2013 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	The Walt Disney Company

Title of Securities:

4.125% Global Notes Due 2044 (the “2044 Notes” or the “Notes”)

The 2044 Notes offered hereby (the “New Notes”) constitute an additional issuance of the $500,000,000 aggregate principal amount of 2044 Notes that the Company issued on June 2, 2014 (the “Existing Notes”), all of which are still outstanding. The New Notes will have the same terms (except for original issue date, issue price, and first payment of interest) and CUSIP number as the Existing Notes, will be fungible with the Existing Notes for United States federal income tax purposes and will constitute Additional Notes (as defined in the Prospectus Supplement). See “Description of the Notes — Reopening of Issue” in the Prospectus Supplement. Upon completion of this offering, a total of $1,000,000,000 aggregate principal amount of our 2044 Notes will be outstanding.

The New Notes will be and the Existing Notes are part of a single series of the Company’s senior debt securities under the indenture (as defined in the Prospectus Supplement) designated as Medium-Term Notes, Series F. Unless otherwise expressly stated or the context otherwise requires, references to the 2044 Notes or the Notes include both the New Notes and the Existing Notes.

Trade Date:	January 5, 2016

Settlement Date (T+3):	January 8, 2016

Use of Proceeds:

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include among others, the general corporate purposes identified under the caption “Use of Proceeds” in the Prospectus.

Proceeds to the Company:	$500,670,000 (excluding pre-issuance accrued interest and after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Maturity Date:	June 1, 2044

Aggregate Principal Amount of New Notes Offered:	$500,000,000

Benchmark Treasury:	2.875% due August 15, 2045

Benchmark Treasury Price and Yield:	97-04+; 3.022%

Spread to Benchmark Treasury:	Plus 105 basis points

Price to Public (Issue Price):	100.884% plus accrued interest from and including December 1, 2015 to but excluding the settlement date (totaling $2,119,791.67).

Interest Rate:	4.125% per annum, accruing from December 1, 2015.

Interest Payment Dates:	Semi-annually on each June 1 and December 1, commencing on June 1, 2016. Interest payable on the June 1, 2016 interest payment date will include interest accrued from and including December 1, 2015.

Regular Record Dates:	May 15 or November 15, as the case may be, immediately preceding the applicable interest payment date

Underwriting Discounts and Commissions:	0.750%

CUSIP No.:	25468PDB9

ISIN No.:	US25468PDB94

Optional Redemption:

The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to their stated maturity, at a redemption price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes to be redeemed; or

(2)         as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of any payments of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an interest payment date falling on or prior to a redemption date for the Notes will be payable to the registered holders of such Notes (or one or more predecessor Notes) of record at the close of business on the relevant regular record date, all as provided in the indenture.

“Treasury Rate” means, with respect to any redemption date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the applicable redemption date. As used in the preceding sentence and in the definition of “Reference Treasury Dealer Quotation” below, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Comparable Treasury Issue” means, with respect to any redemption date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that redemption date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors appointed by the Company to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any redemption date for the Notes, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. If fewer than all of the Existing Notes, all of the New Notes and all other Additional Notes (as defined in the Prospectus Supplement), if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Existing Notes are to be redeemed at any time, selection of such Existing Notes, New Notes and Additional Notes, if any, for redemption will be made by the trustee (as defined in the Prospectus Supplement) by such method as the trustee shall deem fair and appropriate.

Unless the Company defaults in payment of the redemption price, interest on each Note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

Additional Amounts:	The provisions described in the Prospectus Supplement under the caption “Description of the Notes — Payment of Additional Amounts” will apply to the Notes.

Tax Redemption:

The Company may, at its option, redeem, as a whole but not in part, the Existing Notes, the New Notes and all other Additional Notes, if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Existing Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date on the other terms and subject to the conditions described in the Prospectus Supplement under the caption “Description of the Notes — Redemption for Tax Purposes.” Notwithstanding the foregoing, installments of interest that are due and payable on an interest payment date falling on or prior to the redemption date of a Note will be payable to the registered holder of such Note (or one or more predecessor Notes) of record at the close of business on the relevant regular record date, all as provided in the indenture.

Form of Notes:

The New Notes will be issued in the form of one or more global Notes in book-entry form and will be delivered to investors through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment.

Currency:	The New Notes will be denominated and payable in U.S. dollars.

Other:

The New Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase New Notes at the option of the holders. The New Notes are “fixed rate notes” as defined in the Prospectus Supplement.

Material United States Federal Income Tax Considerations:

For a discussion of the material United States federal income tax considerations related to the acquisition, ownership and disposition of the New Notes, please see “Material United States Federal Income Tax Considerations” in the Prospectus Supplement, as supplemented by the discussion in the immediately following paragraphs captioned “Backup Withholding Rates” and “Amortizable Bond Premium”.

Backup Withholding Rates

The backup withholding rate is currently 28% for payments on the Notes (including gross proceeds from a sale of the Notes) that are subject to backup withholding. The backup withholding rate did not increase to 31% for payments made after December 31, 2010.

Qualified Reopening

The New Notes will be issued in a “qualified reopening” of the Existing Notes for U.S. Federal income tax purposes. Accordingly, the New Notes will be considered to have the same issue date and issue price as the Existing Notes and will be fungible with the Existing Notes for United States federal income tax purposes.

Pre-Issuance Accrued Interest

A portion of the amount paid for the New Notes will be allocable to interest that accrued prior to the date the New Notes are purchased. The Company intends to take the position that, on the first interest payment date for the New Notes, a portion of the interest paid on the New Notes in an amount equal to the pre-issuance accrued interest from December 1, 2015 to the settlement date (“pre-issuance accrued interest”) will be treated as a return of such pre-issuance accrued interest and not as a payment of interest on the New Notes. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received by a United States Holder (as defined in the Prospectus Supplement) but should reduce the United States Holder’s adjusted tax basis in the New Notes by a corresponding amount (in the same manner as would a payment of principal). United States Holders should consult their tax advisors concerning the tax treatment of pre-issuance accrued interest.

Amortizable Bond Premium

If a United States Holder acquires a New Note for an amount that is greater than the stated principal amount (excluding any amounts attributable to pre-issuance accrued interest) of the New Note, such holder will be considered to have acquired such New Note with amortizable bond premium. Generally, a United States Holder may elect to amortize such bond premium using a constant yield method over the remaining term of the New Note as an offset to interest when includible in income under such holder’s method of accounting for U.S. Federal income tax purposes. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the U.S. Internal Revenue Service. However, because as described above under “—Optional Redemption” the Notes may be redeemed by the Company prior to maturity for a price that may under certain circumstances be equal to or greater than their principal amount, special rules may affect the amount and timing of the deduction. If a United States Holder elects to amortize bond premium, such holder must reduce their tax basis in the New Notes by the amount of the premium used to offset interest income as set forth above. If a United States Holder does not elect to amortize bond premium, the amount of the premium will decrease the gain or increase the loss otherwise recognized on the disposition of a New Note. United States Holders that acquire a New Note for an amount that is greater than the stated principal amount (excluding any amounts attributable to pre-issuance accrued interest) of the New Note should consult with their tax advisors concerning the tax treatment of amortizable bond premium.

Joint Bookrunning Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Credit Suisse Securities (USA) LLC Mizuho Securities USA Inc. RBC Capital Markets, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC Santander Investment Securities Inc. SMBC Nikko Securities America, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Blaylock Beal Van, LLC C.L. King & Associates, Inc. Drexel Hamilton, LLC Great Pacific Securities Mischler Financial Group, Inc.

Concurrent Offering.  Concurrently with the offering of the New Notes, the Company is offering $400,000,000 aggregate principal amount of its Floating Rate Notes Due 2019, $350,000,000 aggregate principal amount of its 1.650% Notes Due 2019, $750,000,000 aggregate principal amount of its 2.300% Notes Due 2021 and $1,000,000,000 aggregate principal amount of its 3.000% Notes Due 2026 (collectively, the “Other Notes”) pursuant to a separate pricing term sheet.  Like the Existing Notes and the New Notes, the Other Notes will also be part of a single series of the Company’s senior debt securities under the indenture designated as Medium-Term Notes, Series F.  The Company expects that the proceeds it receives from the offering of the Other Notes will be $2,486,178,500 (after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Plan of Distribution.  The following information supplements the information appearing under the caption “Plan of Distribution” in the Prospectus Supplement.  Pursuant to a terms agreement dated the date hereof, the joint bookrunning managers, co-managers and junior co-managers (collectively, the “underwriters”) named above, acting as principal, have severally agreed to purchase the New Notes and the Other Notes from the Company.  The several obligations of the underwriters to purchase the New Notes and Other Notes are subject to conditions and they are obligated to purchase all of the New Notes and Other Notes if any are purchased.  If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

The Company estimates that expenses of the offering of the New Notes and the Other Notes payable by the Company, excluding underwriting discounts and commissions, will be $1,660,000.

As used under the captions “Canada,” “European Economic Area,” “United Kingdom,” “Hong Kong,” “Japan” and “Singapore” below, references to the “Notes” mean the New Notes.

Canada.  The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area.  This free writing prospectus is not a prospectus for purposes of the Prospectus Directive (as defined below) as implemented in Member States of the European Economic Area.  Neither the Company nor the underwriters have authorized, nor does the Company or the underwriters authorize, the making of any offer of the Notes through any financial intermediary other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this free writing prospectus.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State at any time:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) through (c) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

United Kingdom.  Each underwriter severally has represented and agreed that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong.  The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan.  The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore.  The Prospectus Supplement, the Prospectus and this term sheet have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement, the Prospectus and this term sheet and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc. by telephone (toll free) at 1-800-831-9146 or Deutsche Bank Securities Inc. by telephone (toll free) at 1-800-503-4611.